REVOCABLE PROXY
                                  CORCAP, INC.
          This Proxy Is Solicited on Behalf of the Board of
Directors

   The undersigned holder of Corcap, Inc. Common Stock hereby constitutes and appoints Millard H. Pryor, Jr., David W. Clark, Jr. and John E. Sundman, or any one of them with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of common stock of Corcap,
Inc. (the "Company") standing on the books of the Company in the name of the undersigned at the 1995 Annual Meeting of Stockholders of the Company to be held at its Corporate Office, 90 State House Square, 10th Floor, Hartford,
Connecticut on May 24, 1995 at 10:00 a.m. E.D.T. and at any adjournments of said Annual Meeting. A majority of such said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of such said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the
Notice of Annual Meeting and the Proxy Statement dated April 28,
1995 and
instructs its attorneys and proxies to vote as set forth on this Proxy. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the
Annual Meeting and voting in person.

1. ELECTION OF DIRECTORS

 FOR all nominees listed below     WITHHOLD AUTHORITY
(except as marked to the contrary)  to vote for all nominees listed below

                   David W. Clark, Jr., Millard H. Pryor, Jr.
                       Norman Silberdick, John E. Sundman


   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


_________________________________________________________________
1. To ratify the appointment of Coopers & Lybrand as independent auditors of the Company for the fiscal year ending December 31, 1995.

 FOR      AGAINST   ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

The shares represented by this Proxy will be voted as specified.
IF NO CHOICE
IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF EACH OF THE
SPECIFIED
NOMINEES IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, AND IN THE
DISCRETION OF THE
PROXIES AS TO OTHER MATTERS. HOWEVER, THIS PROXY CARD MUST BE
PROPERLY
COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY IN ORDER TO
HAVE YOUR
SHARES VOTED. IF YOU DO NOT RETURN THIS CARD, YOUR SHARES WILL
NOT BE
REPRESENTED.

When signing as attorney, executor, administrator, trustee, guardian, custodian, or the like, give title as such. If the signer is a corporation, sign in the corporate name by a duly authorized officer.
Dated______________________________________, 1995
Signature________________________________________
Signature________________________________________
                    (if held jointly)